UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2022

Karuna Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38958	27-0605902
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

99 High Street, Floor 26
Boston, Massachusetts		02110
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 857 449-2244

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	KRTX	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On February 24, 2022, Russia launched a wide-ranging attack on Ukraine. In light of the continuously evolving and worsening conditions in the region, Karuna Therapeutics, Inc. (the “Company”) is withdrawing its prior guidance for the timing of topline data for its ongoing Phase 3 EMERGENT-3 trial evaluating KarXT in schizophrenia. At this time, the escalating conflict in Ukraine has created uncertainty around the Company’s ability to project the timing of topline data from this trial.

The Company is actively monitoring the evolving geopolitical situation between Ukraine and Russia and the impact on clinical trial sites and operations. The safety of patients and clinical trial partners is the Company’s priority. The Company continues to enroll and treat patients in the EMERGENT clinical program at its sites in the U.S., and will provide updates on its sites and operations in Ukraine, as appropriate. The Company expects to provide updated guidance on the Phase 3 EMERGENT-3 trial once it is able to better understand the impact of recent developments in Ukraine on its ongoing trial.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Karuna Therapeutics, Inc.

Date:	February 24, 2022	By:	/s/ Troy Ignelzi
Troy Ignelzi, Chief Financial Officer